EBRD DSTRBRPT

Exhibit (c)(ii)

EXECUTION VERSION

(MTN 23/049)

Syndication Agreement

European Bank for Reconstruction and Development
U.S.$2,000,000,000 4.375 per cent. Global Notes due 9 March 2028 (the “Notes”)

issued pursuant to the European Bank for Reconstruction and Development
EUR 45,000,000,000 Global Medium Term Note Programme for the issue of notes

7 March 2023

To:	Daiwa Capital Markets Europe Limited

Goldman Sachs International

J.P. Morgan Securities plc

The Toronto-Dominion Bank

(the “Joint Lead Managers”)

Bank of Montreal, London Branch

Barclays Bank PLC

BNP Paribas

Citigroup Global Markets Limited

Deutsche Bank AG, London Branch

HSBC Bank plc

Merrill Lynch International

Morgan Stanley & Co. International plc

NatWest Markets N.V.

Nomura International plc

RBC Capital Markets, LLC

The Bank of Nova Scotia, London branch

(the “Co-Managers” and, together with the Joint Lead Managers, the “Managers”)

c/o	J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

cc:	Citibank, N.A. (Agent)

Ladies and Gentlemen,

European Bank for Reconstruction and Development (the “Issuer”) proposes to issue U.S.$2,000,000,000 4.375 per cent. Global Notes due 9 March 2028 (the “Notes”) pursuant to its Euro 45,000,000,000 Global Medium Term Note Programme for the issue of notes. The terms of the issue shall be as set out in the form of Pricing Supplement attached to this Agreement as the Annex.

This Agreement is supplemental to the amended and restated Programme Agreement (the “Programme Agreement”) dated 3 July 2012 made between the Issuer and the Dealers party thereto. All terms used herein have the meanings given to them in the Programme Agreement.

We wish to record the arrangements agreed between us in relation to this issue:

1	This Agreement appoints each Manager which is not a party to the Programme Agreement (each a “New Dealer”) as a Dealer under the Programme Agreement for the purposes of the issue of the Notes.

The Joint Lead Managers confirm that they are in receipt of the documents referenced below:

(i)	a copy of the Programme Agreement; and

(ii)	a copy of such of the documents referred to in Appendix A of the Programme Agreement as the Joint Lead Managers (on behalf of the New Dealers) have requested,

and, on behalf of the New Dealers have found them to be satisfactory. In the case of any document referred to in Appendix A of the Programme Agreement which they have not requested, the Joint Lead Managers confirm, on behalf of the New Dealers, that they have waived such production.

For the purposes of the Programme Agreement, the details of the Joint Lead Managers for service of notices are as follows:

Daiwa Capital Market Europe Limited

5 King William Street

London EC4N 7AX

United Kingdom

Tel:	+44 20 7597 8000

Email:	legalnoticesTM@uk.daiwacm.com

Attention:	Manager, Transaction Management

Goldman Sachs International

Plumtree Court

25 Shoe Lane

London EC4A 4AU

United Kingdom

Tel:	+44 20 7774 1000
Fax:	+44 20 7774 5711
Attention:	Euro Medium Term Note Desk

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Email:	emea_syndicate@jpmorgan.com

Attention:	Head of International Syndicate

The Toronto-Dominion Bank

60 Threadneedle Street

London EC2R 8AP

United Kingdom

Tel:	+44 20 7628 2262
Email:	TransactionAdvisoryGroup@tdsecurities.com
Attention:	Head of Syndicate & Origination

In consideration of the Issuer appointing the New Dealers as Dealers in respect of the Notes under the Programme Agreement, each New Dealer hereby undertakes, for the benefit of the Issuer and the other Dealers, that, in relation to the issue of the Notes, it will perform and comply with all the duties and obligations expressed to be assumed by a Dealer under the Programme Agreement, a copy of which it acknowledges it has received.

The Issuer hereby confirms that the New Dealers shall be vested with all authority, rights, powers, duties and obligations of a Dealer in relation to the issue of the Notes as if originally named as a Dealer under the Programme Agreement provided that following the Issue Date (as defined in Clause 7) the New Dealers shall have no further such authority, rights, powers, duties and obligations except such as may have accrued or been incurred prior to or in connection with the Issue Date.

2	In order to permit the Issuer to file with the U.S. Securities and Exchange Commission the report required by 17 C.F.R. § 290.3 no later than the date of this Agreement, the Managers confirm that the Notes are expected to be offered and sold in the United States.

3	Subject to the terms and conditions of the Programme Agreement and this Agreement, the Issuer hereby agrees to issue the Notes and the Managers jointly and severally agree to purchase the Notes, at a purchase price of U.S.$1,989,340,000.00 (the “Purchase Price”), being the issue price of 99.592 per cent., less a combined management and underwriting commission of 0.125 per cent. of the Nominal Amount of the Notes.

4	The Managers agree as between themselves that they will be bound by and will comply with the International Capital Market Association Standard Form Agreement Among Managers version 1 (the “Agreement Among Managers”) with respect to the Notes and further agree that references in the Agreement Among Managers to the “Lead Manager” shall mean the Managers.

5	Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

(a)	each of Daiwa Capital Markets Europe Limited, Goldman Sachs International, J.P. Morgan Securities plc, Merrill Lynch International and The Toronto-Dominion Bank (each a “UK Manufacturer” and together “the UK Manufacturers”) acknowledges to each other UK Manufacturer that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the Pricing Supplement in connection with the Notes; and

(b)	the other Managers note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Notes by the UK Manufacturers and the related information set out in the Pricing Supplement in connection with the Notes.

6	Solely for the purposes of the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

(a)	NatWest Markets N.V. (the “EU Manufacturer”) acknowledges that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the Pricing Supplement in connection with the Notes; and

(b)	the other Managers note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Notes by the EU Manufacturer and the related information set out in the Pricing Supplement in connection with the Notes.

7	The settlement procedures set out in Part 2 of Annex A of the Procedures Memorandum shall apply as if set out in this Agreement provided that, for the purposes of this Agreement:

(i)	the sum payable on the Issue Date shall be U.S.$1,989,340,000.00 (representing the Purchase Price) which should be paid to the account of the Issuer with Citibank, New York, CITIUS33, account number 36125585, in favour of European Bank for Reconstruction and Development, London, SWIFT: EBRDGB2L;

(ii)	“Issue Date” means 14:30 hours (London time) on 9 March 2023, or at such other time and/or date as the Issuer and the Joint Lead Managers, on behalf of the Managers, may agree; and

(iii)	“Payment Instruction Date” means the Issue Date unless there is to be a pre-closing for the issue in which case it means the business day (being a day on which banks and foreign exchange markets are open for business in London) prior to the Issue Date.

8	The Joint Lead Managers shall bear and pay all costs and expenses (including legal expenses) incurred by themselves and the Managers in or in connection with the initial printing of the Notes, this Agreement and the Pricing Supplement prepared in connection with the issue of the Notes, the upfront fees and expenses of Citibank, N.A. as agent, the legal expenses incurred in relation to the initial listing of the Notes on the Official List of the UK Financial Conduct Authority and the admission of the Notes to trading on the London Stock Exchange’s Regulated Market, and making initial delivery of the Notes. The Issuer shall bear the cost of its own legal expenses and the listing fees for the initial listing of the Notes on the Official List of the UK Financial Conduct Authority and the admission of the Notes to trading on the London Stock Exchange’s Regulated Market. For the avoidance of doubt, the Joint Lead Managers shall only bear the costs and expenses listed above relating to the initial issue of the Notes, and shall not be liable for any further costs and expenses.

9	The obligation of the Managers to purchase the Notes is conditional upon:

9.1	the conditions set out in Clause 3.2 (other than that set out in Clause 3.2.6) of the Programme Agreement being satisfied as of the Payment Instruction Date; and

9.2	the delivery to the Joint Lead Managers on the Payment Instruction Date of (i) legal opinions addressed to the Managers dated the Payment Instruction Date in such form and with such contents as the Joint Lead Managers, on behalf of the Managers, may reasonably require from the General Counsel, a Deputy General Counsel or an Assistant General Counsel of the Issuer, from Linklaters LLP, legal advisers to the Managers in England, from Sullivan & Cromwell LLP, the special United States counsel to the Managers, and a disclosure letter from Cleary Gottlieb Steen & Hamilton LLP, legal advisers to the Issuer in the United States; (ii) a certificate dated as at the Payment Instruction Date signed by a duly authorised officer of the Issuer to the effect stated in sub-paragraph 9.1 of this Clause with regard to the Issuer and further to the effect that the Offering Circular dated 3 July 2012 and the Supplementary Offering Circular dated 22 July 2019 (together, the “Offering Circular”) (when read together with the Pricing Supplement) contains all material information relating to the Notes and to the assets and liabilities, financial position and profits and losses of the Issuer and nothing has happened or is expected to happen which would require the Offering Circular to be further supplemented or updated; and (iii) such other conditions precedent as the Joint Lead Managers reasonably may require.

If any of the foregoing conditions is not satisfied on or before the Payment Instruction Date, this Agreement shall terminate on such date and the parties hereto shall be under no further liability arising out of this Agreement (except for any liability arising before or in relation to such termination), provided that the Joint Lead Managers, on behalf of the Managers, may in their discretion waive any of the aforesaid conditions or any part of them.

10

10.1	The Joint Lead Managers, on behalf of the Managers, may, by notice to the Issuer, and the Issuer may, by notice to the Joint Lead Managers, on behalf of the Managers, terminate this Agreement at any time prior to payment of the net subscription moneys to the Issuer if in the opinion of the Managers or the Issuer, as the case may be, there shall have been such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in the view of the Managers or the Issuer, as the case may be, be likely to prejudice materially the success of the distribution of the Notes or dealings in the Notes in the secondary market.

10.2	Upon such notice being given, this Agreement shall terminate and no party shall be under any liability to any other in respect thereof except for the obligations of the Managers under Clause 8 of the Programme Agreement and the respective obligations of the parties under Clause 6 of the Programme Agreement.

11

11.1	In the event that any Manager that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

11.2	In the event that any Manager that is a Covered Entity or a Covered Affiliate of such Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

11.3	As used in this Clause 11:

“Covered Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the U.S. Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

12	Clause 16 of the Programme Agreement shall also apply to this Agreement as if expressly incorporated herein.

13	This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

14	A person who is not party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

Please confirm that this letter correctly sets out the arrangements agreed between us.

Yours faithfully

For: EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT

By: /s/ Isabelle Laurent

SIGNATURE PAGE TO THE SYNDICATON AGREEMENT

We agree to the foregoing.

For: DAIWA CAPITAL MARKETS EUROPE LIMITED

By: /s/ Tyrone Cardona

SIGNATURE PAGE TO THE SYNDICATON AGREEMENT

For: GOLDMAN SACHS INTERNATIONAL

By: /s/ James Briggs

SIGNATURE PAGE TO THE SYNDICATON AGREEMENT

For: J.P. MORGAN SECURITIES PLC

By: /s/ Sarah Lovedee

SIGNATURE PAGE TO THE SYNDICATON AGREEMENT

For: THE TORONTO-DOMINION BANK

By: /s/ Frances Watson

SIGNATURE PAGE TO THE SYNDICATON AGREEMENT

For: BANK OF MONTREAL, LONDON BRANCH

By:	/s/ Richard Couzens
Managing Director & Head of Global Markets, EMEA

By:	/s/ Edward Mizuhara
Managing Director, Debt Products

SIGNATURE PAGE TO THE SYNDICATON AGREEMENT

For: BARCLAYS BANK PLC

By:	/s/ Annie Carpenter
Authorised Signatory

SIGNATURE PAGE TO THE SYNDICATON AGREEMENT

For: BNP PARIBAS

By:	/s/ Vikas Katyal
Authorised Signatory

By:	/s/ Katie Ahern
Authorised Signatory

SIGNATURE PAGE TO THE SYNDICATON AGREEMENT

For: CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Konstantinos Chryssanthopoulos
Delegated Signatory

SIGNATURE PAGE TO THE SYNDICATON AGREEMENT

For: DEUTSCHE BANK AG, LONDON BRANCH

By: /s/ Tommy Paxeus

By: /s/ Richard Bauer

SIGNATURE PAGE TO THE SYNDICATON AGREEMENT

For: HSBC BANK PLC

By: /s/ Karl Allen

SIGNATURE PAGE TO THE SYNDICATON AGREEMENT

For: MERRILL LYNCH INTERNATIONAL

By:	/s/ Kamini Sumra
Managing Director Authorised Signatory

SIGNATURE PAGE TO THE SYNDICATON AGREEMENT

For: MORGAN STANLEY & CO. INTERNATIONAL PLC

By:	/s/ Rachel Holdstock
Executive Director

SIGNATURE PAGE TO THE SYNDICATON AGREEMENT

For: NATWEST MARKETS N.V.

By: /s/ David Hopkins

SIGNATURE PAGE TO THE SYNDICATON AGREEMENT

For: NOMURA INTERNATIONAL PLC

By:	/s/ Guy Luscombe
Duly Authorised Signatory

SIGNATURE PAGE TO THE SYNDICATON AGREEMENT

For: RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
Authorized Signatory

SIGNATURE PAGE TO THE SYNDICATON AGREEMENT

For: THE BANK OF NOVA SCOTIA, LONDON BRANCH

By: /s/ James Walter

By: /s/ Cesare Roselli

SIGNATURE PAGE TO THE SYNDICATON AGREEMENT

Annex

MiFID II product governance / Retail investors, professional investors and ECPs target market:

Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties, professional clients and retail clients, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of the Notes are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

For the purposes of this provision, the expression “manufacturer” means any Manager that is a manufacturer under MiFID II.

European Bank for Reconstruction and Development (the “Issuer”) does not fall under the scope of application of MiFID II. Consequently, the Issuer does not qualify as an “investment firm”, “manufacturer” or “distributor” for the purposes of MiFID II.

UK MiFIR product governance / Retail investors, professional investors and ECPs target market:

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is retail clients, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”), and eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”) and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA (“UK MiFIR”); and (ii) all channels for distribution of the Notes are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

For the purposes of this provision, the expression “manufacturer” means any Manager that is a manufacturer under UK MiFIR.

The Issuer does not fall under the scope of application of UK MiFIR. Consequently, the Issuer does not qualify as an “investment firm”, “manufacturer” or “distributor” for the purposes of UK MiFIR.

PRICING SUPPLEMENT

7 March 2023

European Bank for Reconstruction and Development
U.S.$2,000,000,000 4.375 per cent. Global Notes due 9 March 2028 (the “Notes”)
issued pursuant to the European Bank for Reconstruction and Development EUR 45,000,000,000 Global Medium Term Note Programme for the issue of notes

PART A – CONTRACTUAL TERMS

Terms used herein shall be deemed to be defined as such for the purposes of the Conditions set forth in the Offering Circular dated 3 July 2012 as supplemented by the Supplementary Offering Circular dated 22 July 2019 (together, the “Offering Circular”). This Pricing Supplement must be read in conjunction with such Offering Circular. Full information on the Notes is only available on the basis of the combination of this Pricing Supplement and the Offering Circular. The Offering Circular is available for viewing and copies may be obtained from the Issuer at 5 Bank Street, London, E14 4BG, United Kingdom.

SUMMARY OF THE NOTES
1	Specified Currency:	United States Dollar (“U.S.$”)
2	Nominal Amount:	U.S.$2,000,000,000
3	Type of Note:	Fixed Rate
4	Issue Date:	9 March 2023
5	Issue Price:	99.592 per cent. of the Nominal Amount
6	Maturity Date:	9 March 2028
7	Fungible with existing Notes:	No
FORM OF THE NOTES
8	Form of Note:	Registered
9	New Global Note:	No
10	Specified Denomination(s):	U.S.$1,000
11	Exchange of Bearer Notes:	Not Applicable
12	(a) Talons for future Coupons to be attached to definitive Bearer Notes:	Not Applicable
	(b) Date(s) on which the Talons mature:	Not Applicable
13	(a) Depositary for and registered holder of Registered Global Note:	Registered Global Note to be deposited with, or on behalf of, DTC and registered in the name of Cede and Co. as nominee for DTC.
	(b) Exchange of Registered Global Note:	Registered Global Note will only be exchangeable for definitive Registered Notes upon 45 days’ written notice in the limited circumstances described on page 42 of the Offering Circular.

PROVISIONS RELATING TO INITIAL PAYMENT
14	Partly Paid Notes:	No
PROVISIONS RELATING TO INTEREST
15	Interest Commencement Date:	Issue Date
16	Fixed Rate Notes:	Applicable
	(a) Fixed Rate of Interest:	4.375 per cent. per annum payable semi-annually in arrear, being U.S.$21.88 per Specified Denomination on each Fixed Interest Date.
	(b) Fixed Interest Dates:	9 March and 9 September in each year, from and including 9 September 2023 up to and including the Maturity Date.
	(c) Initial Broken Amount per Specified Denomination:	Not Applicable
	(d) Final Broken Amount per Specified Denomination:	Not Applicable
	(e) Fixed Day Count Fraction:	30/360
	(f) Business Day Convention:	Following Business Day
	(g) Business Day definition if different from that in Condition 4(a)(iii):	Condition 4(a)(iii) applies (and for the avoidance of doubt, New York City is the principal financial centre). Additional business centre is London.
	(h) Calculation of interest to be adjusted in accordance with Business Day Convention specified above:	No
17	Zero Coupon Notes:	Not Applicable
18	Floating Rate Notes and Indexed Notes:	Not Applicable
PROVISIONS REGARDING PAYMENTS/DELIVERIES
19	Definition of “Payment Day” for the purpose of Condition 6(e) if different to that set out in Condition 6:	Condition 6(e) applies and, for the avoidance of doubt, New York shall be the principal financial centre and London shall be the additional business centre.
20	Dual Currency Notes:	Not Applicable
21	Physically Settled Notes:	Not Applicable
PROVISIONS REGARDING REDEMPTION/MATURITY
22	(a) Redemption at Issuer’s option:	Not Applicable

	(b) Redemption at Noteholder’s option:	Not Applicable
23	(a) Final Redemption Amount for each Note (other than an Indexed or Formula Note where the index or formula applies to the redemption amount):	100.00 per cent. per Specified Denomination
	(b) Final Redemption Amount for each Indexed Note where the Index or Formula applies to the Final Redemption Amount:	Not Applicable
24	Instalment Note:	Not Applicable
25	Early Redemption Amount for each Note payable on an event of default:	Condition 5(d) applies
DISTRIBUTION, CLEARING AND SETTLEMENT PROVISIONS
26	Method of distribution:	Syndicated
27	If Syndicated, names and addresses of Managers or, if Non-Syndicated name and address of Dealer:

Joint Lead Managers

Daiwa Capital Market Europe Limited

5 King William Street

London EC4N 7AX

United Kingdom

Goldman Sachs International

Plumtree Court

25 Shoe Lane

London EC4A 4AU

United Kingdom

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

The Toronto-Dominion Bank

60 Threadneedle Street

London EC2R 8AP

United Kingdom

Co-Lead Managers

Bank of Montreal, London Branch

Sixth Floor, 100 Liverpool Street

London EC2M 2AT

Barclays Bank PLC

1 Churchill Place

London E14 5HP

United Kingdom

BNP Paribas

16, boulevard des Italiens

75009 Paris

France

Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

HSBC Bank plc

8 Canada Square

London E14 5HQ

United Kingdom

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

Morgan Stanley & Co. International plc

25 Cabot Square

Canary Wharf

London E14 4QA

United Kingdom

NatWest Markets N.V.

Claude Debussylaan 94

Amsterdam 1082 MD

The Netherlands

Nomura International plc

1 Angel Lane

London EC4R 3AB

United Kingdom

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281-8098

United States of America

The Bank of Nova Scotia, London branch

201 Bishopsgate, 6th Floor

London EC2M 3NS

United Kingdom

28	Date of Syndication Agreement:	7 March 2023
29	Stabilising Manager:	Not Applicable
30	Additional selling restrictions:	Not Applicable
31	Details of additional/alternative clearing system approved by the Issuer and the Agent:	Not Applicable
32	Intended to be held in a manner which would allow Eurosystem eligibility:	No
33	Common Code:	259700221
	ISIN Code:	US29874QEX88
	CUSIP Number:	29874QEX8
34	Listing:	Application will be made by the Issuer (or on its behalf) for the Notes to be admitted to the Official List of the UK Financial Conduct Authority and trading on the Regulated Market of the London Stock Exchange plc

35	In the case of Notes denominated in the currency of a country that subsequently adopts the euro in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union, whether the Notes will include a redenomination clause providing for the redenomination of the Specified Currency in euro (a “Redenomination Clause”), and, if so specified, the wording of the Redenomination Clause in full and any wording in respect of redenominalisation and/or consolidation (provided they are fungible) with other Notes denominated in euro.	Not Applicable
36	Additional Information:	The provisions set out in the Annex shall apply to the Terms and Conditions in accordance herewith.
37	Total Commissions:	0.125 per cent. of the Nominal Amount of the Notes.

This Pricing Supplement comprises the pricing supplement required for issue and admission to trading on the London Stock Exchange plc’s Regulated Market of the Notes described herein pursuant to the Euro 45,000,000,000 Global Medium Term Note Programme for the issue of notes of European Bank for Reconstruction and Development as from 9 March 2023 or as soon as practicable thereafter.

RESPONSIBILITY

The Issuer accepts responsibility for the information contained in this Pricing Supplement other than the information contained under the heading “MiFID II product governance / Retail investors, professional investors and ECPs target market” and “UK MiFIR product governance / Retail investors, professional investors and ECPs target market”.

For and on behalf of

EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT

By:
Authorised signatory

PART B – OTHER INFORMATION

1	LISTING	Application will be made by the Issuer (or on its behalf) for the Notes to be admitted to the Official List of the UK Financial Conduct Authority and to trading on the Regulated Market of the London Stock Exchange plc with effect from 9 March 2023 or as soon as practicable thereafter. No assurance can be given that such listing and admission to trading will be obtained on such date, or, if obtained, that it will be maintained.
2	RATINGS	The Issuer and/or its debt obligations have been assigned an AAA credit rating from S&P Global Ratings Europe Limited (“S&P”), an Aaa credit rating from Moody’s Investors Service Limited (“Moody’s”) and an AAA credit rating from Fitch Ratings Ltd (“Fitch”). As defined by S&P, an “AAA” rating means that the ability of the Issuer to meet its financial commitment on its obligations is extremely strong. As defined by Moody’s, an “Aaa” rating means that the Issuer’s ability to meet its financial obligations is judged to be of the highest quality, with minimal credit risk. As defined by Fitch, an “AAA” rating denotes the lowest expectation of credit risk and means that the Issuer has an exceptionally strong capacity for timely payment of its financial commitments.
3	NOTIFICATION
Not Applicable
4	INTERESTS OF NATURAL AND LEGAL PERSONS INVOLVED IN THE ISSUE
Save as discussed in the section headed “Subscription and Sale” in the Offering Circular, so far as the Issuer is aware, no person involved in the offer of the Notes has an interest material to the offer.
5	REASONS FOR THE OFFER, ESTIMATED NET PROCEEDS AND TOTAL EXPENSES
	(i) Reasons for the offer:	The net proceeds of the issue of the Notes will be included in the ordinary capital resources of the Issuer and used in its ordinary operations.
	(ii) Estimated net proceeds:	U.S.$1,989,340,000.00
	(iii) Estimated total expenses:	U.S.$25,000
6	YIELD
	Indication of yield:	4.467 per cent. (semi-annual) As set out above, the yield is calculated at the Issue Date on the basis of the Issue Price. It is not an indication of future yield.

7	HISTORIC INTEREST RATES
Not Applicable
8	PERFORMANCE OF INDEX/FORMULA/OTHER VARIABLE, EXPLANATION OF EFFECT ON VALUE OF INVESTMENT AND ASSOCIATED RISKS AND OTHER INFORMATION CONCERNING THE UNDERLYING
Not Applicable
9	PERFORMANCE OF RATES OF EXCHANGE AND EXPLANATION OF EFFECT ON VALUE OF INVESTMENT
Not Applicable